UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 29, 2008

LANTRONIX, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-16027	33-0362767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15353 Barranca Parkway
Irvine, California 92618
(Address of principal executive offices, including zip code)

(949) 453-3990
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 29, 2008, the Board of Directors (the “Board”) of Lantronix, Inc. (the “Company”) adopted an amendment to the Company’s 2000 Stock Plan (the “Plan”) to amend the procedure in which the administrator of the Plan may approve equity awards for the Company’s board members and to provide clarification with respect to the exercise of options following a termination. The foregoing description of the amendment is not complete and is qualified in its entirety by reference to the full text of the amendment, which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K.

On February 29, 2008, the Compensation Committee of the Board of the Company approved an option grant to purchase 250,000 shares of the Company’s common stock for Reagan Sakai, the Company’s chief financial officer. The exercise price was equal to the fair market value of the Company’s common stock on the date of grant as listed on the Nasdaq Capital Market.

Item 9.01                      Financial Statements and Exhibits.

(d)

Exhibit Number	Description
10.1	Amendment No. 2 to 2000 Stock Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 05, 2008	LANTRONIX, INC., a Delaware corporation

By:	/s/ Reagan Sakai
Reagan Sakai Chief Financial Officer

LANTRONIX, INC.

FORM 8-K

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Amendment No. 2 to 2000 Stock Plan.